UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

NEXTPHASE WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27339	88-0343832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S. Harbor Boulevard, Suite 500 Anaheim, California 92805
(Address of principal executive offices) (Zip Code)

(800) 748-5548
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2008, the Registrant entered into a Securities Exchange Agreement (including exhibits thereto, “Agreement”) by and among the Registrant and the Investors as identified on Schedule I to the Agreement.  The Agreement filed herewith as Exhibit 10.9, including the portions filed as Exhibits 3.7 and 4.1, is incorporated herein by this reference.  The description of the terms of the Agreement in the body of this Item is qualified in its entirety by the complete Agreement.

Pursuant to the Agreement, each Investor has surrendered, cancelled and released promissory notes issued by the Registrant and all claims, interest or other charges thereunder and all security therefor (“Notes”) or other accounts payable of the Registrant (“Payables”) in exchange for shares of Series A Preferred Stock, $0.001 par value per share, of the Registrant for a price of $10.00 per share.

The shares of Series A Preferred Stock issued to the Investors are convertible into shares of the Registrant’s Common Stock, $0.001 par value per share, and bear the rights, preferences and privileges described in the Certificate of Designation attached to the Agreement as Exhibit A.

Holders of the Series A Preferred Stock or Common Stock issuable upon conversion thereof shall have the right to participate in future equity offerings of the Registrant (with certain exceptions) in order to maintain a percentage equity interest in proportion to the number of shares of Common Stock it received or could acquire on conversion of Preferred Stock in relation to the Registrant’s equity before the future offering.

The Series A Preferred Stock and any other stock or securities issuable upon conversion or exercise thereof have not been registered under the Securities Act, and may not be transferred without registration under the Securities Act or an exemption from such registration requirements.

On September 30, 2008, the Registrant also entered into a Registration Rights Agreement with the Investor surrendering a majority of the indebtedness being surrendered under the Agreement.

The disclosures in Items 3.02 and 3.03 are incorporated herein by this reference.

Section 3 – Securities and Trading Markets.

Item 3.02 Unregistered Sales of Equity Securities.

This Item incorporates by reference the disclosure in Items 1.01 and  3.03 and incorporates by reference Exhibits 3.7, 4.1 and 10.9.  The description of the terms of the Agreement in the body of this Item is qualified in its entirety by the complete Agreement.

On September 30, 2008, the Registrant issued 476,804 shares of its Series A Preferred Stock to Investors under the terms of the Agreement.  Investors surrendered, cancelled and released Notes and Payables of the Registrant totaling approximately $4,768,000 in exchange for shares of Series A Preferred Stock, at a price of $10.00 per share.

The Registrant believes that issuance of the Series A Preferred Stock and any Common Stock or other stock or securities issuable upon conversion thereof was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D.  The Investors are identified on Schedule I of the Agreement.

Each share of Series A Preferred Stock together with any accrued and unpaid dividends shall be convertible, at the option of the holder, into shares of Common Stock at an initial conversion price of one dollar ($1.00) per share.  The conversion price may be adjusted from time to time.  Adjustments shall be made proportionately on mergers, stock splits or the like, and dilutive issuances (with specified exceptions) adjustments will be based on a weighted average formula.

The Series A Preferred Stock bears dividends at the rate of one dollar ($1.00) per share per year.  Dividends will accrue and cumulate and are not payable unless and until the conversion of Series A Preferred Stock.  In the event of conversion, dividends thereon are convertible into Common Stock, at the holder's election, at the lower of the Conversion Price or the market value of the Common Stock at that time.

The holders of Series A Preferred Stock have no rights to force the Registrant to redeem their shares.  Upon liquidation, merger or sale, of the Registrant, the holders of Series A Preferred Stock will be entitled to be paid the original price of $10.00 per share plus accrued dividends in preference to the holders of Common Stock.

The Series A Preferred Stock shall automatically convert into shares of Common Stock immediately prior to the closing of a public offering of the Registrant’s Common Stock in which the gross proceeds to the Registrant are five million dollars ($5,000,000) or more and the price per share of the Common Stock is not less than two dollars ($2.00) per share.

Item 3.03 Material Modification of Rights of Security Holders.

This Item incorporates by reference the disclosure in Items 1.01 and 3.02 and incorporates by reference Exhibits 3.7, 4.1 and 10.9.  The description of the terms of the Agreement in the body of this Item is qualified in its entirety by the complete Agreement.

Holders of the Series A Preferred Stock are entitled to cumulative dividends that shall accrue annually at the rate of one dollar ($1.00) per share of Series A Preferred Stock payable only when the Series A Preferred Stock is converted, the shares of Series A Preferred Stock are redeemed by the Registrant, or there is a liquidation, dissolution or winding up of the Registrant.  If the Holder elects to be paid dividends in cash, the Registrant shall make such payment only if there are sufficient reserves to continue to conduct its business in the ordinary course.  Otherwise, the holder of Series A Preferred Stock may elect to convert dividends into Common Stock at the lower of the Conversion Price or the market value of the Common Stock at that time.

Holders of the Series A Preferred Stock are entitled to the number of votes equal to the number of full shares of Common Stock into which such shares of Series A Preferred could be converted.

In the election of directors, the holders of Series A Preferred Stock are entitled, voting separately as a class, to elect two (2) directors, and the holders of Common Stock, voting as a separate class, shall be entitled to elect all other directors, up to the number of authorized directors.  The authorized number of directors shall not exceed seven (7) without approval of holders of a majority of the Series A Preferred Stock.  If a qualified public offering is not consummated by November 30, 2012, the holders of Series A Preferred Stock shall thereafter have the right to elect a majority of the authorized number of directors.  On all other matters requiring approval of the shareholders other than the election of directors, each holder of Series A Preferred Stock shall vote together with the Common Stock as a single class.

Holders of the Series A Preferred Stock must approve by majority vote or written consent any actions by the Registrant involving: (i) a change to the rights, preferences, privileges or limitations of the Series A Preferred Stock so as to affect them adversely; (ii) the issuance of shares of stock or any other equity security, including options, rights to purchase securities and convertible or exchangeable debt securities, senior to, or on parity with the Series A Preferred Stock; (iii) the purchase, redemption or acquisition of any shares of Common Stock or other shares of capital stock of the Registrant that are junior to or on parity with the Series A Preferred Stock, with the exception of the repurchase of shares from directors, officers, consultants, vendors or employees of the Registrant or any of its subsidiaries; (iv) the declaration or payment of any dividend or other distribution on the Common Stock or other shares of capital stock of the Registrant that are junior to or on parity with the Series A Preferred Stock , other than a dividend payable in the form of shares of Common Stock; (v) any increase or decrease the total number of authorized shares of Series A Preferred Stock; (vi) the amendment or repeal of any provision of the Registrant’s Articles of Incorporation if such action would materially change the rights preferences or privileges of the Series A Preferred Stock; (vii) approval of a stock purchase, stock option, or any other equity incentive plan or agreement for, or any issuances thereunder, to any employees, consultants, officers or directors of the Registrant (other than grants approved by the Board of Directors); (viii) any increase to the total number of directors greater than seven (7); (ix) any liquidation, dissolution, recapitalization, reorganization or sale of the Registrant; (x) the encumbrance of substantially all of the assets of the Registrant; (xi) the issuance of any shares of capital stock at a valuation below the then-current conversion price to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar arms’ length transactions with non-affiliates; or (xii) the reissuance of any shares of Series A Preferred Stock reacquired by the Registrant by reason of purchase, conversion or otherwise.

Section 7 – Regulation FD.

7.01 Regulation FD Disclosure.

Registrant has issued a News Release dated October 3, 2008, discussing the transactions consummated in connection with the Securities Exchange Agreement.

This Item 7.01 and the information incorporated by reference herein, including Exhibit 99.1, are being furnished to the Securities and Exchange Commission pursuant to Item 7.01 “Regulation FD Disclosure”, and shall not be deemed “filed” and shall not be deemed “soliciting material” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

Please see the Exhibit Index located behind the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTPHASE WIRELESS, INC.
(Registrant)
Date: September 30, 2008

/s/ THOMAS HEMINGWAY
Thomas Hemingway Chairman, Chief Executive Officer, Chief Financial Office, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.7(1)	Certificate of Designation of Series A Preferred Stock

4.1(2)	Registration Rights Agreement dated September 30, 2008

10.9(3)	Securities Exchange Agreement dated September 30, 2008

99.1	News Release of NextPhase Wireless, Inc. dated October 3, 2008

(1) Incorporated by reference to Exhibit A attached to Exhibit 10.9.
(2) Incorporated by reference to Exhibit C attached to Exhibit 10.9.
(3) The names of the participating investors are set forth on Schedule I of the Securities Exchange Agreement